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                                                                      Exhibit 5

                                  May 16, 1996


                                                                      17506-0001


Identix Incorporated
510 North Pastoria Avenue
Sunnyvale, California  94086

                       Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Identix Incorporated, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about May 16, 1996, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,250,000 shares of its no par value Common Stock (the "Shares"). The Shares are issuable upon exercise of options to purchase Common Stock under the Identix Incorporated Equity Incentive Plan and the Nonemployee Directors Stock Option Plan (the "Plans").

          In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

          (a) The Amended and Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of May 15, 1996 and certified to us by the Chief Financial Officer and Secretary of the Company as being complete and in full force and effect as of the date of this opinion;
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Identix Incorporated
May 16, 1996                                                              Page 2


          (b) The Bylaws of the Company certified to us by the Chief Financial Officer and Secretary of the Company as being complete and in full force and effect as of the date of this opinion;

          (c) A Certificate of the Chief Financial Officer and Secretary of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and shareholders of the Company relating to the issuance of the Shares and adoption and approval of the Plans, and (ii) certifying as to certain factual matters;

          (d) A Certificate of Chemical Mellon Shareholder Services Company of California, the transfer agent of the Company, as to the number of shares of Common Stock of the Company outstanding as of May 14, 1996; and

          (e)  The Plans.

          This opinion is limited to the laws of the State of California. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement when issued by the Company will be validly issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.
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Identix Incorporated
May 16, 1996                                                              Page 3


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ HELLER EHRMAN WHITE & MCAULIFFE